UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2024

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

________________

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1670 Highway 160 West – Suite 205, Fort Mill, SC  29708

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (973) 691-2000

Not Applicable

(Former name of former address, if changes since last report.)

________________

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2024, during the annual meeting of stockholders of Catheter Precision, Inc. (the “Company”), the stockholders approved the issuance of an additional two million shares of Company common stock pursuant to the Company’s 2023 Equity Incentive Plan (the “Plan”). The material terms of the Plan were previously reported in the Company’s May 16, 2024 Proxy Statement (the “Proxy Statement”), under the caption “Proposal 4: Approve Two Million Additional Shares Of Common Stock For Issuance Pursuant To The Catheter Precision, Inc. 2023 Equity Incentive Plan.” The Plan was filed as Annex D to the Proxy Statement. Proposal 4 and Annex D of the Proxy Statement are hereby incorporated by reference herein.

The 2023 Equity Incentive Plan authorizes the Compensation Committee of the Board of Directors of the Company to grant to directors, officers and other key employees and consultants stock options and other equity compensation as more fully described and summarized in the Company’s Proxy Statement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 3, 2024, the Company held an Annual Meeting at which, of the 7,573,403 shares of the Company’s common stock outstanding as of May 10, 2024, the record date for the Annual Meeting, 4,354,595 shares of common stock were represented, either in person or by proxy, constituting, of the shares entitled to vote, approximately 57.50% of the outstanding shares of common stock.

At the Annual Meeting, the Company’s stockholders considered seven proposals, which are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 16, 2024. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below.

1.

Proposal No. 1: Election of Two Directors. James Caruso and Andrew Arno were elected at the Annual Meeting as Class III directors to serve three-year terms, or until their successors are duly elected and qualified, based on the following results of voting:

	Votes For	Votes Withheld	Broker Non-Votes
James Caruso	2,605,393	136,315	1,612,887
Andrew Arno	2,573,573	168,135	1,612,887

2.

Proposal No. 2: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to decrease the Company’s authorized common stock. The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to decrease the Company’s authorized common stock was approved based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,068,085	275,568	10,942	0

3.

Proposal No. 3: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split.  The proposed amendment to the Company’s amended and Restated Certificate of Incorporation, as amended, to authorize the Board, in its discretion, to effect a reverse stock split in the range of 1 for 5 to 1 for 15, inclusive, was approved based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,994,490	357,761	2,344	0

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4.

Proposal No. 4: Approval to add two million shares of common stock for issuance pursuant to the Company’s 2023 Equity Incentive Plan.  The proposed addition of two million shares of common stock for issuance pursuant to the Company’s 2023 Equity Incentive Plan was approved based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,357,317	342,770	41,848	1,612,660

5.	Proposal No. 5: Approval of nonbinding vote on executive compensation. The proposed approval of the nonbinding vote on executive compensation was approved based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,555,956	158,823	27,156	1,612,660

6.

Proposal No. 6: Approval of nonbinding vote regarding the frequency of voting on executive compensation. The proposed nonbinding vote on the frequency of voting on executive compensation was approved for every three years based on the following results of voting:

Abstentions	3 Years	2 Years	1 Year	Broker Non-Votes
78,301	2,304,399	29,324	329,911	1,612,660

7.

Proposal No. 7: Ratification of appointment of Independent Registered Public Accounting Firm. The proposed ratification of the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm was approved based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,266,165	79,832	8,598	0

In light of the votes received with respect to Proposal No. 6, the Company has determined that it will hold a vote on executive compensation every three years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHETER PRECISION, INC.

Date: July 10, 2024	/s/ Margrit Thomassen
Margrit Thomassen
Interim Chief Financial Officer and Secretary

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